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                                                                  EXECUTION COPY

                            LNR PROPERTY CORPORATION
                                   $50,000,000
                    7.25% SENIOR SUBORDINATED NOTES DUE 2013


                               PURCHASE AGREEMENT

                                                                October 22, 2003

DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

            LNR Property Corporation ("LNR"), a Delaware corporation, hereby confirms its agreement with Deutsche Bank Securities Inc. (the "Initial Purchaser"), as set forth below.

            1. The Notes. Subject to the terms and conditions herein contained, LNR proposes to issue and sell to the Initial Purchaser $50,000,000 aggregate principal amount of LNR's 7.25% Senior Subordinated Notes due 2013 (the "Notes"). The Notes are to be issued pursuant to the terms of an Indenture (the "Indenture") between LNR and U.S. Bank Trust National Association, as trustee (the "Trustee"). Pursuant to the terms and conditions of that certain Purchase Agreement, dated as of October 15, 2003, by and among LNR on the one hand and Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Banc of America Securities LLC and Fleet Securities, Inc. on the other (collectively, the "Primary Purchasers"), LNR has agreed to issue and sell to the Primary Purchasers $300,000,000 aggregate principal amount of LNR's 7.25% Senior Subordinated Notes due 2013.

            The Notes will be offered and sold to you without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

            In connection with the sale of the Notes, LNR has prepared an offering memorandum dated October 22, 2003 (including the information incorporated by reference therein, the "Memorandum"), setting forth or incorporating a description of the terms of the Notes, the terms of the offering of the Notes, a description of LNR and any material developments relating to LNR occurring after the date of the most recent historical financial statements incorporated by reference therein. Unless stated to the contrary, all references herein to the Memorandum are to the Memorandum on the date hereof and shall not be deemed to include any amendment or supplement thereto subsequent to the date hereof and any references herein to the terms "amend," "amendment" or "supplement" with respect to the Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date hereof which is incorporated by reference therein. LNR hereby confirms that it has authorized the use of the Memorandum,
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and any amendment or supplement thereto, in connection with the resale of the
Notes by the Initial Purchaser.

            LNR understands that the Initial Purchaser proposes to make an offering of the Notes only on the terms and in the manner set forth in the Memorandum and Section 8 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers" or "QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), and outside the United States to certain persons in reliance on Regulation S under the Act ("Regulation S").

            The Initial Purchaser and the direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), to be dated as of the Closing Date (as defined in Section 3 below), pursuant to which LNR will agree, among other things, to file one or more registration statements (each, a "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering under the Act resales of the Notes or the exchange by LNR of Exchange Notes (as defined in the Registration Rights Agreement) for the Notes.

            On October 15, 2003, LNR commenced an offer to purchase (the "Debt Tender Offer") all of its outstanding 10-1/2% Senior Subordinated Notes due 2009. The Debt Tender Offer is being made pursuant to an Offer to Purchase, dated October 15, 2003 as amended and supplemented from time to time, and the Letter of Transmittal.

            2. Representations and Warranties of LNR. LNR represents and warrants to and agrees with the Initial Purchaser that:

            (a) Neither the Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser or to its resale of the Notes furnished to LNR in writing by the Initial Purchaser expressly for use in the Memorandum or any amendment or supplement thereto.

            (b) LNR has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Memorandum. Each of the Subsidiaries (as defined below) and the Investment Affiliates (as defined below) has been duly organized and is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing or active status under the laws of the jurisdiction of its incorporation or formation, with corporate or other power and authority to own or lease its properties and conduct its business as described in the Memorandum. Each of LNR, the Subsidiaries and the Investment Affiliates is duly qualified to transact business in all


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jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, of LNR and the Subsidiaries taken as a whole or the business, management, properties, assets, rights, operations or prospects of LNR and the Subsidiaries taken as a whole (a "Material Adverse Effect"). The Subsidiaries listed on Exhibit 21.1 to LNR's Annual Report on Form 10-K for the year ended November 30, 2002 constitute all the Subsidiaries at November 30, 2002 other than Subsidiaries that, if considered in the aggregate as a single subsidiary, would not have constituted a "significant subsidiary" of LNR at that date, within the meaning of Rule 1-02(w) of the Commission's Regulation S-X. There are no such "significant subsidiaries" of LNR other than the Designated Subsidiaries (as defined below) and Investment Affiliates (as defined below). The Land Partnerships (as defined below) and Madison Square (as defined below) constitute all the Investment Affiliates. The outstanding shares of capital stock of each of the Subsidiaries that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and all of the outstanding ownership interests in all of the Subsidiaries are owned by LNR or another Subsidiary (except to the extent set forth as "minority interests" on the consolidated balance sheet of LNR) free and clear of all liens, encumbrances and equities and claims (other than liens created pursuant to the Credit Agreement (as defined below)); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries or the Investment Affiliates are outstanding. LNR indirectly owns a 50% interest in Lennar Land Partners and a 50% interest in Lennar Land Partners II, each a Florida general partnership (each, a "Land Partnership" and collectively, the "Land Partnerships"). LNR indirectly owns a 25.78% interest in Madison Square Company, LLC, a limited liability company organized under the laws of the state of Delaware ("Madison Square"). LNR's interests in the Land Partnerships and in Madison Square have been duly authorized and validly issued and are owned by LNR or a Subsidiary indirectly wholly owned by LNR, free and clear of all liens, encumbrances and equities and claims. For purposes of this Agreement, a "Subsidiary" means a direct or indirect "subsidiary" of LNR, as such term is defined in Rule 405 under the Act. For purposes of this Agreement, the following Subsidiaries are "Designated Subsidiaries": Leisure Colony Management Corp., LNR Affordable Housing Inc., Lennar Capital Services, Inc., LNR Land Partners SUB, Inc., LNR Land Partners SUB II, Inc., LNR DSHI Interhold, Inc., Delaware Securities Holdings, Inc., LNR CMBS Holdings, Inc., LNR Madison Square, Inc. and LNR Florida Funding, Inc. For purposes of this Agreement, an "Investment Affiliate" means any entity in which LNR, directly or indirectly, has an ownership interest, (i) the financial results of which are not consolidated under generally accepted accounting principles with the financial results of LNR on the consolidated financial statements of LNR and (ii) which is a "significant subsidiary" of LNR, as such term is defined within Rule 1-02(w) of the Commission's Regulation S-X. For purposes of this Agreement, the "Credit Agreement" means the Third Amended and Restated Revolving Credit Agreement dated as of November 27, 2002 among LNR, certain Subsidiaries, the parties thereto in their capacities as lenders thereunder and Bank of America N.A., as administrative agent.

            (c) The information set forth under the caption "Capitalization" in the Memorandum is true and correct as of its date (after giving effect to any applicable adjustments described in the caption). The outstanding shares of LNR's Common Stock, par value $.10 per share ("Common Stock"), and LNR's Class B Common Stock, par value $.10 per share ("Class B Common Stock"), have been duly authorized and validly issued and are fully paid and non-


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assessable and no preemptive rights of stockholders exist with respect to the capital stock or any other securities of LNR or the issue and sale thereof. Neither the offering or sale of the Notes as contemplated by this Agreement nor the filing of any Registration Statement contemplated by the Registration Rights Agreement, gives rise or shall give rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any other securities of LNR.

            (d) LNR has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). LNR has duly authorized the execution, delivery and performance of the Notes, the Exchange Notes and the Private Exchange Notes. The Notes, when issued, and the Exchange Notes and the Private Exchange Notes, if and when issued, shall be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes, when executed by LNR and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement or, in the case of the Exchange Notes or Private Exchange Notes, when issued and delivered in exchange for the Notes in accordance with the Registration Rights Agreement, will have been duly executed, issued and delivered and shall constitute valid and legally binding obligations of LNR (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Notes, the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), entitled to the benefits of the Indenture, and enforceable against LNR in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (e) LNR has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture has been duly and validly authorized by LNR, and, when duly executed and delivered by LNR (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of LNR, enforceable against LNR in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (f) Each of the Indenture, the Notes, and the Registration Rights Agreement conforms in all material respects to the description thereof contained or incorporated by reference in the Memorandum.

            (g) LNR has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by LNR and, when executed and delivered by


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LNR (assuming due authorization, execution and delivery by the Initial
Purchaser), will constitute a valid and legally binding agreement of LNR, enforceable against LNR in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (h) LNR has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by LNR of the transactions contemplated hereby have been duly and validly authorized by LNR. This Agreement has been duly executed and delivered by LNR.

            (i) The consolidated financial statements of LNR and the Subsidiaries, together with related notes and schedules incorporated by reference in the Memorandum present fairly the financial position and the results of operations and cash flows of LNR and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Memorandum presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of LNR. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of LNR, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (j) Deloitte & Touche LLP, who has certified certain of the financial statements of LNR as set forth in its reports incorporated by reference in the Memorandum, is an independent public accountant as required by the Act and the applicable rules and regulations thereunder.

            (k) There is no action, suit, claim or proceeding pending or, to the knowledge of LNR, threatened against LNR, any of the Subsidiaries or Investment Affiliates before any court or administrative agency or otherwise which if determined adversely to LNR, any of its Subsidiaries or Investment Affiliates might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of LNR and the Subsidiaries taken as a whole or might prevent the consummation of the transactions contemplated hereby or in the Indenture, the Notes or the Registration Rights Agreement, except as set forth in the Memorandum.


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            (l) LNR, the Subsidiaries and the Investment Affiliates have good and marketable title to all of the properties and assets described in the Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except as described in the Memorandum or which are not material in amount. LNR, the Subsidiaries and the Investment Affiliates occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Memorandum.

            (m) LNR, the Subsidiaries and the Investment Affiliates have timely filed all Federal, State, local and foreign tax returns that have been required to be filed (taking into account any applicable extensions) and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles. All tax liabilities of LNR and the Subsidiaries have been adequately provided for in the consolidated financial statements of LNR, and LNR does not know of any actual or proposed additional material tax assessments.

            (n) Since the respective dates as of which information is given in the Memorandum there has not been any material adverse change or any development involving a prospective material adverse change in or otherwise materially affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of LNR and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by LNR, the Subsidiaries or the Investment Affiliates, other than transactions in the ordinary course of business and changes and transactions described in the Memorandum. LNR, the Subsidiaries and the Investment Affiliates have no material contingent obligations that are not disclosed in LNR's financial statements which are incorporated by reference in the Memorandum.

            (o) Neither LNR, nor any of the Subsidiaries or Investment Affiliates is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its certificate of incorporation or by-laws or other comparable documents or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, which default is of material significance in respect of the condition, financial or otherwise, of LNR and its Subsidiaries taken as a whole or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of LNR and the Subsidiaries taken as a whole. The execution and delivery of this Agreement, the Indenture, the Notes, and the Registration Rights Agreement, the issuance and sale of the Notes to the Initial Purchaser by LNR pursuant to this Agreement, the issuance by LNR of the Exchange Notes and the Private Exchange Notes upon the exchange of the Notes contemplated by the Registration Rights Agreement, the consummation of the Debt Tender Offer and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof shall not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (or an event that with the giving of notice or lapse of time or both would constitute a default under), or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of LNR, any Subsidiary or Investment Affiliate with respect to, any indenture, mortgage, deed of trust or other agreement or


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instrument to which LNR, any Subsidiary or Investment Affiliate is a party, or of the certificate of incorporation or by-laws or other comparable documents of LNR, any Subsidiary or Investment Affiliate or any order, rule or regulation applicable to LNR, any Subsidiary or Investment Affiliate of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

            (p) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by LNR of this Agreement, the Indenture, the Notes, the Registration Rights Agreement, the consummation of the Debt Tender Offer and the consummation of the transactions herein and therein contemplated has been obtained or made and is in full force and effect, except for (A) the qualification of the Indenture under the Trust Indenture Act and compliance with state securities or Blue Sky laws, in each case as contemplated by the Registration Rights Agreement, (B) in the case of performance of the Registration Rights Agreement, the filing with the Commission of, and the receipt of an order of the Commission declaring effective, the Exchange Offer Registration Statement or any Shelf Registration Statement (each as defined in the Registration Rights Agreement), and (C) such additional steps as may be necessary to qualify the Notes for offering by the Initial Purchaser under state securities or Blue Sky laws.

            (q) Each of LNR, the Subsidiaries and the Investment Affiliates holds all material licenses, certificates and permits (collectively, "Permits") from governmental authorities that are necessary to the conduct of its businesses, and has fulfilled and performed in all material respects its obligations with respect to the Permits; and neither LNR nor any of the Subsidiaries or Investment Affiliates has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of LNR and the Subsidiaries taken as a whole. LNR knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to LNR or any of the Subsidiaries or Investment Affiliates.

            (r) Neither LNR, nor to LNR's knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. LNR acknowledges that the Initial Purchaser may engage in stabilizing transactions in the Notes in accordance with Regulation M under the Exchange Act.

            (s) Neither LNR nor any Subsidiary is, and after giving effect to the offering and sale of the Notes and the application of the proceeds as described in the Memorandum will not be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

            (t) LNR maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting


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principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (u) Neither LNR nor any of the Subsidiaries nor any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (v) Except as described in the Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of LNR, the Subsidiaries and the Investment Affiliates is in compliance with and not subject to liability under applicable Environmental Laws (as defined below),
(ii) each of LNR, the Subsidiaries and the Investment Affiliates has made all filings and provided all notices required under any applicable Environmental Law, and is and has at all times since their issuance been in compliance with all Permits required under any applicable Environmental Laws and each such filing, notice and Permit is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of LNR, threatened against LNR, any Subsidiary or Investment Affiliates under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by LNR, any Subsidiary or any Investment Affiliate, (v) neither LNR, nor any Subsidiary or Investment Affiliate has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (vi) no property or facility of LNR or any Subsidiary or Investment Affiliates is (A) listed or, to the knowledge of LNR, proposed for listing on the National Priorities List under CERCLA or (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

            For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

            (w) There is no strike, labor dispute, slowdown or work stoppage with the employees of LNR, the Subsidiaries or the Investment Affiliates that is pending or, to the knowledge of LNR, threatened, that would have a Material Adverse Effect.


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            (x) LNR, its Subsidiaries and the Investment Affiliates carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

            (y) LNR is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which LNR would have any liability; LNR has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which LNR would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (z) To the best of LNR's knowledge, there are no affiliations or associations between any member of the NASD and any of LNR's officers, directors or 5% or greater security holders, except as set forth in the Memorandum.

            (aa) Neither LNR nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            (bb) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the Trust Indenture Act.

            (cc) The Notes are not of the same class (within the meaning of Rule
144A) as any class of LNR's securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            (dd) LNR has complied with all provisions of Section 517.075 Florida Statutes, relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

            (ee) Except as disclosed in the Memorandum there are no business relationships or related party transactions which would be required to be disclosed in a registration statement under the Act by Item 404 of Regulation S-K of the Commission, and each


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business relationship or related party transaction described in the Memorandum is a fair and accurate description of the relationships and transactions so described in all material respects.

            (ff) Neither LNR nor any of its Affiliates nor any person acting on its or their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes; each of LNR and its Affiliates and any person acting on its or their behalf (other than the Initial Purchaser) have complied with the offering restrictions requirement of Regulation S.

            (gg) LNR is subject to the reporting requirements of Section 13 or
Section 15(d) of the Exchange Act and is eligible to file a Registration Statement on Form S-3. Each document filed, or to be filed prior to the closing of transactions contemplated by this Agreement, by LNR pursuant to the Exchange Act and incorporated, or to be incorporated, by reference in the Memorandum (or any amendment or supplement thereto) at the time filed with the Commission conformed, or will conform, in all material respects with the Exchange Act and the applicable rules and regulations thereunder.

            (hh) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

            (ii) LNR has purchased at least $131,600,000 aggregate principal amount of its 10-1/2 % Senior Subordinated Notes due 2009.

      Any certificate signed by any officer of LNR and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by LNR to the Initial Purchaser as to the matters covered thereby.


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            3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, LNR agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from LNR, the Notes at a purchase price of 98.875% of their principal amount. One or more global securities representing the Notes shall be registered by the Trustee in the name of the nominee of The Depository Trust Company ("DTC"), Cede & Co., credited to the accounts of such of its participants as the Initial Purchaser shall request, upon notice to LNR at least 48 hours prior to the Closing Date (as defined below), with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchaser duly paid, and deposited with the Trustee as custodian for DTC on the Closing Date, against payment by or on behalf of the Initial Purchaser to the account of LNR of the aggregate purchase price therefor by wire transfer in immediately available funds. Delivery of and payment for the Notes shall be made at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, at 10:00 A.M., New York City time, on October 29, 2003, or at such other place, time or date not later than five business days thereafter as the Initial Purchaser and LNR may agree upon. Such time and date of delivery against payment are herein referred to as the "Closing Date." (As used herein, "business day" means a day on which The New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

            4. Offering by the Initial Purchaser.

            (a) It is understood that the Initial Purchaser will offer and sell the Notes in accordance with this Section as soon as they deem it advisable to do so. The Notes are to be initially offered at the offering price set forth in the Memorandum. The Initial Purchaser may from time to time thereafter change the price and other selling terms.

            (b) The Initial Purchaser represents and agrees that neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act).

            (c) The Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of LNR.

            5. Covenants of LNR. LNR covenants and agrees with the Initial Purchaser that:

            (a) LNR will cooperate with the Initial Purchaser in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualification in effect for as long as may be necessary to complete the resale of the Notes by the Initial Purchaser; provided, however, that in connection therewith LNR shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

            (b) If, at any time prior to the completion of the sale by the Initial Purchaser of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Memorandum in order to comply with applicable law, LNR will promptly notify the Initial Purchaser thereof and will prepare, at LNR's expense, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance.

            (c) LNR will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Memorandum, any documents incorporated by reference in it and any amendment or supplement to it, as the Initial Purchaser may reasonably request.

            (d) LNR shall apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Memorandum.

            (e) For so long as any Notes remain outstanding, LNR will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by LNR to the Trustee or the holders of the Notes and, as soon as available, copies of any reports or financial statements filed by LNR with the Commission or furnished to any national securities exchange on which any class of securities of LNR may be listed.

            (f) Prior to the Closing Date, LNR will furnish to the Initial Purchaser, as soon as they have been prepared by or are available to LNR, a copy of any unaudited interim consolidated financial statements of LNR for any period subsequent to the period covered by its most recent financial statements appearing in the Memorandum.

            (g) Neither LNR nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes.

            (h) LNR will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of
Section 4(2) of the Act.

            (i) LNR will furnish to the Initial Purchaser a copy of each proposed amendment or supplement to the Memorandum, and not use any such proposed amendment or supplement to which the Initial Purchaser reasonably objects in writing; after the date hereof and prior to the completion of the distribution of the Notes by the Initial Purchaser (as determined by the Initial Purchaser), LNR will not file any document under the Exchange Act which is incorporated by reference in the Memorandum, in each case unless the Initial Purchaser previously has been advised of, and furnished with a copy within a reasonable period of time prior to, the proposed filing. LNR will advise the Initial Purchaser of the time when any amendment or supplement to the Memorandum has been made or when any document filed under the Exchange Act which is incorporated by reference in the Memorandum has been filed with the Commission and will provide evidence satisfactory to the Initial Purchaser of each such amendment, supplement or filing.

            (j) LNR will not, nor will it permit any of its Affiliates (as defined in Rule 501(b) under the Act) to, during the two-year period following the Closing Date, resell any Notes that have been acquired by any of them.

            (k) Except as contemplated by the Registration Rights Agreement, neither LNR, nor any of its respective Affiliates, nor any authorized person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes or the Exchange Notes issuable upon exchange thereof under the Act.

            (l) Neither LNR nor any of its respective Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Act) in connection with any offer or sale of the Notes in the United States.

            (m) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, LNR will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

            (n) LNR will cooperate with the Initial Purchaser and use all reasonable efforts to (i) permit the Notes to be eligible for clearance and settlement through the facilities of DTC and such other clearance and settlement systems that the Initial Purchaser may designate and (ii) arrange to have the Notes be designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD relating to the PORTAL Market.

            (o) In connection with any Notes offered and sold in an offshore transaction (as defined in Regulation S), LNR will not register or permit to be registered any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

            (p) LNR will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or could reasonably be expected to constitute, the unlawful stabilization or manipulation of the price of any securities of LNR.

            (q) For as long as any Notes remain outstanding, LNR shall take such steps as shall be necessary to ensure that neither LNR nor any subsidiary of LNR shall become an "investment company" within the meaning of the Investment Company Act, and the rules and regulations thereunder if LNR's becoming an investment company would affect the ability of LNR to perform any of its obligations with regard to the Notes or would affect any holder's rights with regard to the Notes or restrict any holder's ability to transfer the Notes.

            6. Expenses. LNR agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to: (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing the Memorandum and any amendments or supplements thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by LNR, (iv) the preparation (including printing), issuance and delivery to the Initial Purchaser of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) the expenses of LNR in connection with any meetings with prospective investors in the Notes, (vii) the fees and expenses of the Trustee, including fees and expenses of its counsel,
(viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Notes.

            If the issuance and sale of the Notes provided for herein is not consummated because any condition to the obligation of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Sections 11(a)(i)(y) or 11(a)(v) hereof or because of any failure, refusal or inability on the part of LNR to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), LNR will promptly reimburse the Initial Purchaser upon demand for reasonable out-of-pocket expenses (including fees, disbursements and charges of Willkie Farr & Gallagher LLP, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes but LNR shall not in any event be liable the Initial Purchaser for damages on account of loss of anticipated profits from the sale by it of the Notes.

            7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase the Notes on the Closing Date is subject to the accuracy, as of the Closing Date, of the representations and warranties of LNR contained herein, and to the performance by LNR of its covenants and obligations hereunder and to the following additional conditions (any of which may be waived in writing by the Initial Purchaser):

            (a) On the Closing Date the Initial Purchaser shall have received the opinions, dated as of the Closing Date and addressed to the Initial Purchaser (and stating that it may be relied upon by counsel to the Initial Purchaser), of Clifford Chance US LLP, counsel for LNR, and Bilzin Sumberg Baena Price & Axelrod LLP, special counsel to certain Designated Subsidiaries and the Land Partnership, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

                  (i) Each of LNR, the Designated Subsidiaries and the Land Partnerships is duly organized, validly existing and, as to LNR and the Designated Subsidiaries that are corporations, in good standing under the laws of its jurisdiction of organization and, has all requisite corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum. Each of LNR, the Designated Subsidiaries and the Land Partnerships is duly qualified to do business and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification and where LNR has informed such counsel the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect.

                  (ii) LNR has the authorized capital stock as set forth under "Capitalization" in the Memorandum; all of the outstanding shares of Common Stock and Class B Common Stock of LNR and the capital stock of each Designated Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Designated Subsidiaries are owned by LNR or another Subsidiary, insofar as such counsel is aware, free and clear of all liens (other than those created pursuant to the Credit Agreement), encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; LNR indirectly owns a 50% interest in each Land Partnership; such interest in each Land Partnership has been duly authorized and validly issued and is, insofar as such counsel is aware, free and clear of all liens, encumbrances, equities and claims.

                  (iii) Insofar as such counsel is aware, except as set forth in the Memorandum or in a document incorporated by reference into the Memorandum, (A) there are no outstanding options, warrants or other rights to purchase from LNR or any Designated Subsidiary or either Land Partnership shares of capital stock or ownership interests in LNR or any Designated Subsidiary or ownership interests in either Land Partnership,
      (B) other than LNR's Class B Common Stock, there are no outstanding agreements or other obligations of LNR or any Designated Subsidiary to issue, or other rights to cause LNR or any Designated Subsidiary or either Land Partnership to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in LNR or any Designated Subsidiary or ownership interests in either Land Partnership and (C) no holder of securities of LNR or any Designated Subsidiary (other than the Notes) is entitled to have such securities registered under a registration statement filed by LNR.

                  (iv) LNR has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes, the Private Exchange Notes, the Indenture and the Registration Rights Agreement.

                  (v) The Indenture is in sufficient form for qualification under the Trust Indenture Act; the Indenture has been duly and validly authorized, executed and delivered by LNR, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) constitutes the valid and legally binding agreement of LNR, enforceable against LNR in accordance with its terms, except to the extent that the enforcement thereof may be affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (vi) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized, executed and delivered by LNR and, when paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of LNR, entitled to the benefits of the Indenture, and enforceable against LNR in accordance with their terms, except to the extent that the enforcement thereof may be affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
      (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (vii) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by LNR and when executed and delivered by LNR, the exchange transactions described in, or as otherwise contemplated by the Registration Rights Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of LNR, entitled to the benefits of the Indenture, and enforceable against LNR in accordance with their terms, except to the extent that the enforcement thereof may be affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  (viii)The Registration Rights Agreement has been duly and validly authorized, executed and delivered by LNR, and (assuming due authorization, execution and delivery thereof by the Initial Purchaser) constitutes the valid and legally binding agreement of LNR enforceable against LNR in accordance with its terms, except to the extent that (A) the enforcement thereof may be affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
      (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

                  (ix) LNR has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by LNR of the transactions contemplated hereby have been duly and validly authorized by LNR. This Agreement has been duly executed and delivered by LNR.

                  (x) The Indenture, the Notes and the Registration Rights Agreement conform as to legal matters in all material respects to the descriptions thereof contained or incorporated by reference in the Memorandum.

                  (xi) Insofar as such counsel is aware there are (i) no legal or governmental proceedings pending or threatened to which LNR or any Designated Subsidiary or either Land Partnership is a party or to which the property or assets of LNR or any Designated Subsidiary or either Land Partnership is subject which would be required under the Act to be described in a registration statement under the Act or in a prospectus meeting the requirements of Section 10 of the Act, and are not described in the Memorandum, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Memorandum and (ii) no contracts, agreements or other documents to which LNR or any Designated Subsidiary or either Land Partnership is a party which would be required under the Act to be described in a registration statement or prospectus and are not described in the Memorandum. The descriptions contained or incorporated by reference in the Memorandum of the Credit Agreement, the partnership agreements of each of the Land Partnerships, the separation and distribution agreement relating to the spin-off of LNR and the By-Laws of LNR are accurate in all material respects and fairly summarize the provisions of such agreements and documents which they purport to summarize.

                  (xii) Insofar as such counsel is aware, neither LNR nor any Designated Subsidiary is in violation of its certificate of incorporation or bylaws or other comparable organizational documents and neither Land Partnership is in violation of the partnership agreement under which it was formed.

                  (xiii) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) and the consummation of the Debt Tender Offer will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of LNR or any Subsidiary or Investment Affiliate with respect to (i) the terms or provisions of any of the terms or provisions of any material contract, agreement or instrument of which such counsel is aware to which LNR or any Designated Subsidiary or either Land Partnership is a party or by which LNR or any Designated Subsidiary or either Land Partnership may be bound,
      (ii) the certificate of incorporation or bylaws or other comparable organizational documents of LNR or any Designated Subsidiary or the partnership agreement of either Land Partnership, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation generally applicable to transactions of the type contemplated by the Memorandum or known to such counsel to be applicable to LNR or any Designated Subsidiary or either Land Partnership.

                  (xiv) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by LNR of the Notes to the Initial Purchaser, or the other transactions contemplated in this Agreement or the consummation of the Debt Tender Offer, except (i) as may be required under applicable securities laws in connection with the registration under the Act of the Notes, and the Private Exchange Notes, if applicable, pursuant to the Registration Rights Agreement and (ii) as may be required under state securities or blue sky laws (as to which such counsel need express no opinion).

                  (xv) Neither LNR nor any of its subsidiaries is, or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act, and the rules and regulations thereunder.

                  (xvi) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchaser as contemplated by this Agreement and the Memorandum or in connection with the initial resale of the Notes by the Initial Purchaser in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy such Notes in the initial resale thereof are Qualified Institutional Buyers or Accredited Investors, as those terms are defined in the rules under the Act, (ii) the accuracy of the Initial Purchaser's representations in Section 8 and those of LNR contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in Section 8 hereof and the offering and transfer procedures set forth in the Memorandum.

                  (xvii) Neither the sale, issuance, execution or delivery of the Notes nor any other transaction contemplated by this Agreement will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  (xviii) The statements under the captions "Description of the Notes," "Exchange Offer; Registration Rights" and "Notice to Investors; Transfer Restrictions" in the Memorandum or incorporated therein by reference, insofar as such statements constitute a summary of the documents referred to therein or matters of law, provide a fair and accurate summary in all material respects of the information called for with respect to such documents and matters under current law.

            At the time the foregoing opinion is delivered, Clifford Chance US LLP shall additionally state that it has participated in conferences with officers and other representatives of LNR, representatives of the independent public accountants for LNR, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum (except to the extent specified in subsection 7(a)(xviii)), no facts have come to its attention which lead it to believe that the Memorandum, on the date thereof or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no belief with respect to the financial statements and related notes thereto and the other financial or statistical data included in the Memorandum).

            In rendering its opinion, Clifford Chance US LLP may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

            (b) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Willkie Farr & Gallagher LLP, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement, and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion, Willkie Farr & Gallagher LLP shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

            (c) The Initial Purchaser shall have received from Deloitte & Touche LLP, independent public accountants for LNR, comfort letters, dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser.

            (d) The representations and warranties of LNR contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except those representations and warranties, or portions thereof, which by their terms are subject to a materiality, Material Adverse Effect or similar standard shall be true and correct in all respects; LNR shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as set forth in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof) subsequent to the date of the most recent financial statements in such Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

            (e) Neither the issuance and sale of the Notes pursuant to this Agreement nor the Debt Tender Offer shall have been enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement or the Debt Tender Offer before any court or governmental authority.

            (f) The Initial Purchaser shall have received a certificate, dated the Closing Date, signed by LNR's Chief Executive Officer and its Chief Financial Officer to the effect that:

                  (i) The representations and warranties of LNR in this Agreement are true and correct in all material respects as if made on and as of the Closing Date, except those representations and warranties, or portions thereof, which by their terms are subject to a materiality, Material Adverse Effect or similar standard shall be true and correct in all respects, and LNR has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in, or incorporated by reference in, the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect;

                  (iii) Such officer has carefully examined the Memorandum; in such officer's opinion and to the best of such officer's knowledge, neither the Memorandum nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iv) Since the date hereof or since the date of which information is given in the Memorandum, except as described in or contemplated by the Memorandum, neither LNR nor any of the Subsidiaries or Investment Affiliates has incurred any liabilities or obligations direct or contingent (other than in the ordinary course of business) that are material to LNR and its Subsidiaries taken as a whole or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or other) or results of operations or prospects of LNR and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of LNR or any of the Subsidiaries or Investment Affiliates that is material to the business, condition (financial or other) or results of operations or prospects of LNR and the Subsidiaries at and as of the Closing Date taken as a whole; and

                  (v) Neither the sale of the Notes hereunder nor the Debt Tender Offer has been enjoined (temporarily or permanently).

            (g) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by LNR and such agreement shall be in full force and effect at all times from and after the Closing Date.

            (h) The Indenture shall have been duly executed and delivered by LNR and the Trustee, and the Notes shall have been duly executed by LNR, and the Notes shall have been duly authenticated by the Trustee.

            (i) On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of LNR as it shall have heretofore reasonably requested from LNR.

            (j) On or before the Closing Date, the Debt Tender Offer shall not have been withdrawn or terminated by LNR.

            All such documents, opinions, certificates and schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. LNR shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates and schedules or instruments in such quantities as the Initial Purchaser shall reasonably request.

            8. Offering of Notes, Restrictions on Transfer. (a) The Initial Purchaser agrees with LNR that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer and sell the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser or the Initial Purchaser reasonably believes, that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors; Transfer Restrictions" contained in the Memorandum.

            (b) The Initial Purchaser represents and warrants with respect to offers and sales outside the United States of Notes that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers such Notes or has in its possession or distributes any Memorandum or any other material, in all cases at its own expense; (ii) such Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from registration requirements of the Act;
(iii) it has offered such Notes and will offer and sell such Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any "directed selling efforts" (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of such Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases any of such Notes from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

            Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

            (c) The Initial Purchaser represents and warrants that (i) it has not offered or sold and, prior to or during the period of six months from the issuance of the Notes, will not offer or sell the Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to any action taken in relation to the Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue and sale of the Notes to a person who is of the kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise be lawfully issued or passed.

            9. Indemnification and Contribution. (a) LNR agrees to indemnify and hold harmless the Initial Purchaser and the affiliates, directors, officers, agents, representatives and employees of the Initial Purchaser, and each other person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser or any such affiliate, director, officer, agent, representative, employee or controlling person may becomes subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Memorandum or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by LNR or based upon written information furnished by or on behalf of LNR filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each, an "Application"); or

                  (ii) the omission or alleged omission to state, in the Memorandum or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, promptly upon request, the Initial Purchaser and each such affiliate, director, officer, agent, representative and employee and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser, such affiliate, director, officer, agent, representative or employee or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that LNR will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or any amendment or supplement thereto, or any Application, in reliance upon and in conformity with written information concerning the Initial Purchaser or its resale of the Notes furnished to LNR by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that LNR may otherwise have to the indemnified parties. LNR shall not be liable under this subsection (a) for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed.

            (b) The Initial Purchaser agrees to indemnify and hold harmless LNR, its affiliates, directors, officers, agents, representatives and employees and each other person, if any, who controls LNR within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which LNR or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendments or supplement thereto, or any Application or
(ii) the omission or the alleged omission to state therein a material fact required to be stated in the Memorandum or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to LNR by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, promptly upon request, any legal or other expenses reasonably incurred by LNR or any such affiliate, director, officer, agent, representative, employee or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the

Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed. LNR shall not, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under subsection (a) or (b) above unless and to the extent such failure results in the forfeiture or waiver by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsections (a) and
(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Deutsche Bank Securities Inc. in the case subsection (a) of this Section 9 or LNR in the case of subsection (b) of this Section 9, representing the indemnified parties under such subsection (a) or subsection (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld).

            (d) In circumstances in which the indemnity agreement provided for in the preceding subsections of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by LNR on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by LNR bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by LNR on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. LNR and the Initial Purchaser agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). Notwithstanding any other provision of this subsection (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each affiliate, director, officer, agent, representative and employee of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each affiliate, director, officer, agent, representative and employee of LNR and each person, if any, who controls LNR within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as LNR.

            10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of LNR, its officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of LNR, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            11. Termination.

            (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to LNR given prior to the Closing Date in the event that LNR shall have failed, refused or been unable to perform, in all material respects, all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if after the date of this Agreement and at or prior to the Closing Date:

                  (i) either (x) LNR or any Subsidiary or Investment Affiliate shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or (y) there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of LNR or any Subsidiary or Investment Affiliate), except in each case as described in or contemplated by the Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or maximum or minimum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities, or (B) any declaration of war, an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity, crisis or emergency or (C) any change in the political or economic conditions or any material change in the financial markets of the United States that, in the case of (A),
      (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Memorandum or to enforce contracts for the sale of the Notes;

                  (v) any securities of LNR shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization;

                  (vi) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchaser's reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of LNR; or

                  (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Initial Purchaser's reasonable opinion has a material adverse effect on the securities markets in the United States and would make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes.

            Termination of this Agreement pursuant to this Section 11(a) shall be without liability of any party to any other party except as provided in
Section 9 hereof.

            12. Information Supplied by the Initial Purchaser. The statements set forth in the first sentence of the third paragraph and the ninth paragraph of the section entitled "Plan of Distribution" in the Memorandum (to the extent such statements related to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to LNR for the purposes of Sections 2(a) and 9 hereof.

            13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered or telecopied and confirmed in writing to:

            Deutsche Bank Securities Inc.
            60 Wall Street
            New York, New York 1005
            Attention: Leveraged Finance

            with a copy to:

            Willkie Farr & Gallagher LLP
            787 Seventh Avenue
            New York, New York  10019
            Attention: John S. D'Alimonte, Esq.
                       David K. Boston, Esq.

            and if sent to LNR, shall be mailed, delivered or telecopied and confirmed in writing to LNR at:

            1601 Washington Avenue, Suite 800
            Miami Beach, Florida  33139
            Attention: Shelly Rubin, Chief Financial Officer with a copy to:

            Clifford Chance US LLP
            200 Park Avenue
            New York, New York  10166
            Attention: David W. Bernstein, Esq.

            14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, LNR and their respective successors, assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchaser, LNR and their respective successors, assigns and legal representatives and for the benefit of no other person except that (i) the indemnities of LNR contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Initial Purchaser and any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in
Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of LNR and any person or persons who control LNR within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of any of the Notes from the Initial Purchaser will be deemed a successor because of such purchase.

            15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION.

                            [Signature page follows]

            16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among LNR and the Initial Purchaser.

                                       Very truly yours,

                                       LNR PROPERTY CORPORATION


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

DEUTSCHE BANK SECURITIES INC.

By:
   -----------------------------
   Name:
   Title:

By:
   -----------------------------
   Name:
   Title:



                     [Signature Page to Purchase Agreement]

                                                                       EXHIBIT A

                      Form of Registration Rights Agreement



                                    Exhibit A